                                                                EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITOR


As independent certified public accountants for the year ended December 31, 2002, we have issued our report dated April 21, 2003 included in Military Resale Group, Inc.'s Annual Report on Form 10-KSB for the year ended December 31, 2002. We hereby consent to the incorporated by reference of said report in this Registration Statement on Form S-8 pertaining to the Business Consulting Agreement dated as of May 15, 2003 by and between Military Resale Group, Inc. and Howard Ash.



                                        /s/ Rosenberg Rich Baker Berman & Co.

Bridgewater, New Jersey
June 4, 2003